UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As anticipated, on January 21, 2011, Marshall Edwards, Inc. (the “Company”) received an Additional Staff Determination from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the NASDAQ Listing Qualifications Panel (the “Panel”) would consider the Company’s non-compliance with the $5,000,000 market value of publicly held shares (“MVPHS”) requirement, as set forth in Listing Rule 5450(b)(1)(C), in considering the Company’s request for continued listing on The NASDAQ Global Market. Pursuant to Listing Rule 5810(c)(3)(D), and as disclosed via Current Report on Form 8-K, dated July 20, 2010, the Company previously received a 180 day period, through January 10, 2011, within which to regain compliance with that requirement, but did not timely do so. The Company was invited to make a written submission to present its plan to evidence compliance with the MVPHS requirement for the Panel’s consideration, which the Company intends to do.

On January 6, 2011, following a November 10, 2010, notice from the Staff, the Company attended a hearing before the Panel, at which the Company presented its plan to satisfy the $10,000,000 stockholders’ equity requirement for continued listing on The NASDAQ Global Market, as set forth in Listing Rule 5450(b)(1)(A). At the hearing, the Company also addressed its plan to satisfy the MVPHS requirement for continued listing on The NASDAQ Global Market. In accordance with the Listing Rules, the Panel may grant the Company up to 180 calendar days from the dates of the NASDAQ staff’s determinations to resolve the listing deficiencies; in this case, through May 16, 2011, to satisfy the stockholders’ equity requirement, and through July 20, 2011, to satisfy the MVPHS requirement. The Panel has not yet rendered its decision in this matter.

The Company is diligently working to evidence compliance with all applicable NASDAQ listing criteria as quickly as possible; however, there can be no assurance that the Panel will grant the Company’s request for continued listing on The NASDAQ Global Market. If the Panel does not, the Company’s common stock may be transferred to The NASDAQ Capital Market. To that end, the Company believes it currently satisfies all criteria for continued listing on The NASDAQ Capital Market, including the applicable $2.5 million stockholders’ equity requirement and the $1 million MVPHS requirement.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold Chief Executive Officer

Dated: January 27, 2011